EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-80834 of Cendant Corporation on Form S-8 of our report dated June 28, 1999, appearing in this Annual Report on Form 11-K of Cendant Membership Services, Inc. Savings Incentive Plan for the year ended December 31, 1998.




/s/  Deloitte & Touche LLP
Parsippany, New Jersey

June 28, 1999